                                                                     EXHIBIT 4.3

                               CROWN VANTAGE INC.

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

1.   NAME.  The name of the Corporation is Crown Vantage Inc.

2. THE AMENDMENT. This Amendment (the "Amendment") deletes the words "15,000 shares" as it appears with respect to shares of Preferred Stock in the first sentence of the first paragraph of Article VIII of the Articles of Incorporation (the "Articles") and substitutes in lieu thereof, the words "50,000 shares", thereby increasing the number of designated shares of Preferred Stock to be issued under Article VIII.

3. BOARD ACTION. The Board of Directors at its meeting on July 31, 1996, at which a quorum was present and acting throughout, found the Amendment to be in the best interest of the Corporation. The Board of Directors is authorized by Article IV of the Articles to adopt Articles of Amendment to provide for the designation of one or more series of Preferred Stock, and accordingly, shareholder approval is not required.


Dated: July 31, 1996

                                   CROWN VANTAGE INC.



                                   By: /s/ Ernest S. Leopold
                                 ------------------------------
                                      Chairman, President and Chief
                                      Executive Officer

                               CROWN VANTAGE INC.

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

     1.   NAME.  The name of the Corporation is Crown Vantage Inc.

     2. THE AMENDMENT. The Amendments, copies of which are attached hereto as Exhibits A and B, respectively, (a) delete paragraph 3.1 of ARTICLE III of the Articles of Incorporation and substitute, in lieu thereof, a new paragraph 3.1 increasing the number of authorized shares of common stock and (b) add a new
Article IX to the Articles of Incorporation reducing the shareholder vote required for certain amendments to the Articles of Incorporation.

     3. BOARD ACTION. The Board of Directors at its meeting on March 21, 1996, at which a quorum was present and acting throughout, found the Amendments to the Articles of Incorporation to be in the best interest of the Corporation and directed that they each be submitted to a separate vote of the shareholders.

     4.   SHAREHOLDER ACTION.

          (a) Notice of the meeting, together with copies of the proposed Amendments, was given in the manner prescribed by the Virginia Stock Corporation Act to all shareholders of record entitled to such notice, whether or not entitled to vote.

          (b) On the record date, the total number of shares of Common Stock outstanding (the only class of shares authorized and outstanding) and entitled to vote on the Amendments was 9,080,707.

          (c) On May 7, 1996, the meeting of shareholders was held and the Amendments proposed by the Board of Directors were adopted.

          (d) The total number of votes cast FOR the amendment set forth in Exhibit A was 6,622,882 and AGAINST the amendment was 1,009,044. The number of votes cast for the amendment was sufficient for its approval.

          (e) The total number of votes cast FOR the amendment set forth in Exhibit B was 6,178,899 and AGAINST the amendment was 185,138. The number of votes cast for the amendment was sufficient for its approval.

Dated: May 13, 1996

                                   CROWN VANTAGE INC.



                                   By: /s/ Ernest S. Leopold
                                      -------------------------------------
                                       Chairman, President and Chief
                                       Executive Officer

                                                                       EXHIBIT A


          3.1 NUMBER AND DESIGNATION. The number and designation of shares that the Corporation shall have authority to issue are as follows:

               Class                         Number of Shares
               -----                         ----------------

               Preferred                              500,000
               Common (no par value)               50,000,000

                                                                       EXHIBIT B

                                   ARTICLE IX
                                   AMENDMENTS


     As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation the vote required for approval shall be (i) the vote required by the Virginia Stock Corporation Act (as applied without regard to the effect of clause (iii) of this Article) if the effect of the amendment or restatement is (a) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of assets of the Corporation or the dissolution of the Corporation, or (b) to delete all or any part of this clause (i) of this Article; (ii) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (iii) a majority of the votes entitled to be cast thereon if neither clause (i) nor clause (ii) of this Article is applicable.

                               CROWN VANTAGE INC.
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION


     1.   NAME.  The name of the Corporation is Crown Vantage Inc.

     2. THE AMENDMENT. The amendment, a copy of which is attached hereto, adds Article VIII to the Articles of Incorporation which creates a series of Preferred Stock, states the designation and number of shares, and fixes the preferences, limitations and relative rights thereof.

     3. BOARD ACTION. At a meeting held on the 15th day of August, 1995, the Board of Directors found the amendment to the Articles of Incorporation to be in the best interests of the Corporation. Shareholder approval is not required.


Dated:  August 15, 1995                 CROWN VANTAGE INC.


                                        By: /S/ Ernest S. Leopold
                                           ---------------------------
                                                  Chairman

                                  ARTICLE VIII
                            SERIES A PREFERRED STOCK


     Pursuant to a resolution adopted by the Board of Directors of the Corporation on August 15, 1995, 15,000 shares of Preferred Stock (no par value) constitutes a series of Preferred Stock designated as the Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock"), the shares of which have the following voting powers, limitations, rights and preferences:

     A.   DIVIDENDS AND DISTRIBUTIONS.

          (1) The holders of shares of the Series A Preferred Stock, in preference to the holders of Common Stock, no par value, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of the Series A Preferred Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of the Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     (B) VOTING RIGHTS. The holders of shares of the Series A Preferred Stock shall have the following voting rights:

          (1) Subject to the provision for adjustment hereinafter set forth, each share of the Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the Series A Preferred Stock shall be entitled shall be adjusted by multiplying the number of votes per share to which holders of shares of the Series A Preferred Stock were entitled immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) Except as otherwise provided herein or by law, the holders of shares of the Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (3) Except as set forth herein, holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     C.   CERTAIN RESTRICTIONS.

          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (a) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (c) redeem or purchase or otherwise acquire for consideration shares of the Series A Preferred Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, or set aside for or pay to any sinking fund therefor.

     (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

     D. REACQUIRED SHARES. Any shares of the Series A Preferred Stock, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, no par value, and may be reissued as a new series or a part of a new series of Preferred Stock, no par value, to be created by resolution or resolutions of the Board of Directors.

     E. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment thereafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share of the Series A Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     F. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of Common Stock or of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of the Series A Preferred Stock shall have received an amount per share equal to the greater of
(i) $85,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the

Series A Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series A Preferred Stock shall be entitled under the provision of clause (a) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series A Preferred Stock would have been entitled immediately prior to such event under the provision of clause (a) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     G. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     H. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series A Preferred Stock, voting together as a single voting group.

                               CROWN VANTAGE INC.
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION


     1.   NAME.  The name of the Corporation is Crown Vantage Inc.

     2. THE AMENDMENT. The amendment, a copy of which is attached hereto, as Exhibit A, deletes paragraph 3.1 of ARTICLE III of the Articles of Incorporation and substitutes, in lieu thereof, a new paragraph 3.1 increasing the number of authorized shares of common and preferred stock.

     3. BOARD ACTION. The Board of Directors by unanimous written consent dated August 14, 1995, found the Amendment to the Articles of Incorporation to be in the best interest of the Corporation and directed that it be submitted to a vote of the sole shareholder.

     4. SHAREHOLDER ACTION. As of August 14, 1995, the amendment was approved by the written consent of the sole shareholder.

Dated:  August 14, 1995                 CROWN VANTAGE INC.


                                        By: /S/ Stephen E. Hare
                                           ------------------------
                                           President

                                                                       EXHIBIT A



     3.1 NUMBER AND DESIGNATION. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:

               Class                         Number of Shares
               -----                         ----------------

               Preferred                        500,000
               Common                        15,000,000

                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF

                            PWS HOLDINGS CORPORATION

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the company hereinafter named.

1.   The name of the company is PWS Holdings Corporation.

2. Article I of the Articles of Incorporation of the company is hereby amended to read as follows:

          The name of the Company is Crown Vantage Inc.

3. The date of the adoption of the amendment herein provided for was June 7, 1995.

4. The amendment herein provided for was adopted by consent of the sole shareholder of the company.

Executed on June 7, 1995

                                        PWS HOLDING CORPORATION




                                        By: /s/ Clifford A. Cutchins, IV
                                           ---------------------------------
                                           Clifford A. Cutchins, IV
                                           Secretary

                            PWS HOLDINGS CORPORATION
                            ARTICLES OF INCORPORATION


                                    ARTICLE I
                                      NAME


     The name of the Corporation is PWS Holdings Corporation.

                                   ARTICLE II
                                     PURPOSE


     The Corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

                                   ARTICLE III
                                AUTHORIZED SHARES


     3.1 NUMBER AND DESIGNATION. The aggregate number and designation of shares which the Corporation shall have the authority to issue are as follows:

          Class          Number of Shares

          -----          ----------------

          Preferred        5,000
          Common           5,000


     3.2 PREEMPTIVE RIGHTS. No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

                                   ARTICLE IV
                                PREFERRED SHARES


     4.1 ISSUANCE IN SERIES. The Board of Directors is authorized to issue the Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

            (i) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

           (ii) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

          (iii) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

           (iv) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

            (v) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

           (vi) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

Except as to the designations, preferences, limitations and relative rights of each series of Preferred Shares which the Board of Directors is authorized to establish, as is hereinabove set forth, all Preferred Shares, regardless of series shall rank on a parity as to dividends (whether or not the dividend rates or payment dates are different) and as to rights in the liquidation, dissolution or winding up of the affairs of the Corporation (whether or not the redemption or liquidation prices are different).

     4.2 ARTICLES OF AMENDMENT. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

                                    ARTICLE V
                                  COMMON SHARES


     5.1 VOTING RIGHTS. The holders of outstanding Common Shares shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided in the Articles of Amendment establishing any series of Preferred Shares or (ii) as may be required by law.

     5.2 DISTRIBUTIONS. Subject to the rights of the holders of shares, if any, ranking senior to the Common Shares as to dividends or rights in the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Shares shall be entitled to distributions, including dividends, when declared by the Board of Directors and to the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.



                                   ARTICLE VI
                     REGISTERED OFFICE AND REGISTERED AGENT


     The address of the initial registered office of the Corporation, which is located in the City of Richmond, Virginia, is 120 Tredegar Street, Richmond, Virginia 23219. The initial registered agent of the Corporation is Clifford A. Cutchins, IV, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                   ARTICLE VII
                     LIMIT ON LIABILITY AND INDEMNIFICATION


     7.1 DEFINITIONS. For purposes of this Article the following definitions shall apply:

            (i) "CORPORATION" means this Corporation only and no predecessor entity or other legal entity;

           (ii) "EXPENSES" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

          (iii) "LIABILITY" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

           (iv) "LEGAL ENTITY" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

            (v) "PREDECESSOR ENTITY" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

           (vi) "PROCEEDING" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     7.2 LIMIT ON LIABILITY. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     7.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

     7.4 INDEMNIFICATION OF OTHERS. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

     7.5 MISCELLANEOUS. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above


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against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     7.6 AMENDMENTS. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


Dated:  March 27, 1995



                              By: /s/ Sam Young Garrett
                                 ---------------------------------
                                   SAM YOUNG GARRETT, Incorporator


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